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                                                                     EXHIBIT 5.1

                                  May 25, 2000


(310) 551-8800                                                     C 35473-00001


General Magic, Inc.
420 North Mary Avenue
Sunnyvale, CA 94086


     Re:  Registration Statement on Form S-3 of General Magic, Inc.


Ladies and Gentlemen:

     We refer to the registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), by General Magic, Inc., a Delaware corporation (the "Company"), with respect to the proposed offering by certain selling stockholders of the Company named in the Registration Statement of up to 5,715,691 shares (the "Shares") of the common stock of the Company, $.001 par value per share, issuable upon the conversion of the Company's Series H Convertible Preferred Stock (the "Preferred Stock") and upon the exercise of certain warrants of the Company, dated April 20, 2000, for the purchase of up to an aggregate of 1,883,200 shares of the Company's common stock (the "Warrants").

     As legal counsel for the Company, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares. We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.
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General Magic, Inc.
May 25, 2000
Page 2


     Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that (a) the Shares issuable upon conversion of the Preferred Stock will be duly and validly issued, fully paid and non-assessable when issued upon conversion of the Preferred Stock pursuant to the terms of such Preferred Stock and (b) the Shares issuable upon exercise of the Warrants will be duly and validly issued, fully paid and non-assessable when issued and paid for pursuant to the terms of such Warrants.

     We are admitted to practice in the State of California and are not admitted to practice in the State of Delaware. However, for the limited purposes of our opinion set forth above, we are generally familiar with the General Corporation Law of the State of Delaware (the "DGCL") as presently in effect and have made such inquiries as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is limited to the laws of the State of California and, to the limited extent set forth above, the DGCL, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the section captioned "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                Very truly yours,


                                /s/ GIBSON, DUNN & CRUTCHER
                                ---------------------------
                                Gibson, Dunn & Crutcher LLP



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